CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement Number 333-233676 on Form S-3 and Registration Statement Numbers 333-212888, 333-183339, 333-166978, 333-151079, 333-135126, and 333- 145843 on Form S-8 of our report dated February 27, 2020, relating to the consolidated financial statements of Mercury Parent, LLC as of December 31, 2019 and for each of the three years in the period ended December 31, 2019 included as Exhibit 99.1 to the Annual Report on Form 10-K of The Providence Service Corporation for the year ended December 31, 2019. /s/ Deloitte & Touche LLP Phoenix, Arizona February 27, 2020